____________________________________________________________________________
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|                             EXCAL ENTERPRISES LOGO                         |
|____________________________________________________________________________|
 ____________
|            | Excal Enterprises, Inc. is a much different company today than
|            | it was a mere two years ago. In fact, August 15, 1994 stands
| GRAPH A    | out as a watershed for this company -- a true turning point. On
| SEE        | that date, a completely new management team, bringing a
| APPENDIX   | completely new perspective and set of skills, began a
|            | rebuilding and redirection program that is literally remaking
|            | Excal.
|____________|
               The new management is already producing dramatic and consistent
 ____________  improvements in performance. Excal is substantially debt free.
|            | Total assets have increased 22 percent since June 1993.
|            |                            ___________________________________
|  GRAPH B   | Stockholders' equity has  |                                   |
|    SEE     | risen sharply during this |                                   |
|  APPENDIX  | time to over $9 million   |                                   |
|            | as of June 30, 1996.      |              GRAPH F              |
|            |                           |                SEE                |
|____________| Excal's stock price has   |              APPENDIX             |
               reflected these improve-  |                                   |
 ____________  ments, rising from less   |                                   |
|            | than 22 cents per share   |                                   |
|            | in June 1993 to $2.43 per |                                   |
|  GRAPH C   | share on June 30, 1996.   |___________________________________|
|    SEE     |
|  APPENDIX  | Plans for the future are no less ambitious, and management is
|            | confident that the results over the next several years will be
|            | even more impressive.
|____________|
               A Brief Look Ahead
 ____________
|            | One of the Company's most significant accomplishments has been
|            | the transformation of Imeson Center in Jacksonville from what
|  GRAPH D   | could well have been a "white elephant" into a legitimate cash
|    SEE     | generator. The investment and management decisions made during
|  APPENDIX  | the early days after inheriting this massive structure were
|            | critical to successfully attracting the quality of tenants now
|            | in place.
|____________|
               This relatively recent entrance into the real estate industry
 ____________  has been so successful, in fact, that this huge general purpose
|            | warehouse and office complex is now generating a substantial
|            | cash flow. This in turn gives the Company the opportunity to
|  GRAPH E   | expand real estate operations by building additional facilities
|    SEE     | on existing Imeson property or acquiring new industrial
|  APPENDIX  | properties nearby. It also provides the opportunity to leverage
|            | these real estate assets to attract additional capital to
|            | invest in other business opportunities, setting the stage for
|____________| what is seen as the natural progression of Excal's continued
               growth.
  ________________
 |                | By now, all shareholders know that the Company's
 |                | Automotive Division is being geared down. Management has
 |                | terminated agreements with all of the agents who provide
 |                | AccuBalance wheel balancing services effective June 30,
 |                | 1997. Frankly, neither the situation nor the industry
 | "We found      | outlook seemed likely to improve. Plans now, in simplest
 |                | terms, are to determine the best alternative for
 | exactly what   | distribution of the AccuBalance equipment and programs as
 |                | soon as practical.
 | we needed for  |
 |                | And that will result in a strategically streamlined,
 | our operations | virtually debt-free Excal, producing a steady income
 |                | stream, continually declining operating costs, and run by
 | at The Megaplex| a seasoned, and
 |                | proven, management   ======================================
 | in Imeson      | team. After having   "Excal is well positioned for Phase
 |                | successfully fine-   III of the business plan - expansion."
 | Center.        | tuned the Company's  ======================================
 |                | operations, and
 | First-rate     | leased most of the available space at Imeson Center, Excal
 |                | is well positioned for Phase III of the business plan,
 | warehouse      | which is to expand.
 |                |
 | space,         | This expansion will be into new value-added businesses
 |                | that the management team is acquainted with, most likely
 | aggressive     | in distribution, manufacturing or environmental-related
 |                | industries, either by acquisition of or merger with
 | lease rates,   | Southeast U.S.-based companies.
 |                |
 | ample space to | The Imeson Center
 |                |
 | expand as our  | Imeson Center, located in the full service, 1,500-acre
 |                | Imeson Industrial Park in North Jacksonville, is Florida's
 | business here  | largest privately owned facility with 184,000 square feet
 |                | of office space and 1,492,000 square feet of warehouse
 | grows, and a   | space.
 |                |
 | top-notch,     | The entire 93,000-square-foot first floor of the multi-
 |                | story office structure, approximately 50 percent of
 | responsive     | available office space, is occupied by an America Online
 |                | Inc. customer       _____________________________________
 | management team| service center.    |                                     |
 |                | Laney & Duke       |                                     |
 | that           | Terminal Warehouse |        PHOTO OF IMESON CENTER       |
 |                | Co., a warehouse   |                                     |
 | understands our| operator for Sara  |                                     |
 |                | Lee Corp., fleece  |                                     |
 | needs.         | and cotton casual  | Caption: Imeson Center in           |
 |                | apparel divisions, | Jacksonville has become Excal's     |
 | "Our experience| leases the entire  | best performing asset.              |
 |                | first and second   |_____________________________________|
 | here has truly | floor warehouse space. Sites are also available for build-
 |                | to-suit projects.
 | exceeded our   |
 |                | The park is within one-half mile of I-95, eight miles from
 | expectations." | the Port of Jacksonville and six miles from Jacksonville
 |                | International Airport. The largest city by land mass -- 777
 |    STEVE DUKE  | square miles -- in the continental United States,
 |  LANEY & DUKE  | Jacksonville has long been recognized as a banking and
 |                | insurance center, and serves as headquarters for many
 |________________| major corporations as well as a large military contingent.

Management
                                                           ___________________
W. Carey Webb, 52, President and Chief Executive Officer  |                   |
of the company, was appointed to those positions on       |                   |
August 15, 1994. Beginning in December 1992, Mr. Webb     | "When a company   |
served Excal as an independent economic consultant on     |  makes a leasing  |
the Company's settlement with Sears, Roebuck and Co.      |  commitment as    |
                                                          |  substantial as   |
 ____________  Prior to August 1994, Mr. Webb was General |  the one our      |
|            | Manager of TAW, Inc., a supplier of        |  tenants have     |
|            | electrical components. He served as an     |  made here at     |
|            | independent economic and management        |  Imeson Center,   |
|  PHOTO OF  | consultant to various enterprises from     |  it takes a long, |
|            | 1991 to 1993. Previously, Mr. Webb was     |  hard look at the |
|  W. CAREY  | Executive Vice President of Precision      |  office space, at |
|            | Enterprises, Inc., an enterprise that owns |  the financial    |
|    WEBB    | various automobile dealerships and other   |  terms, and at    |
|            | businesses. He spent 17 years at Linder    |  the company and  |
|            | Industrial Machinery, Inc. in various      |  management       |
|            | management capacities. He received a       |  behind the       |
|            | bachelor's degree from Georgia Institute   |  structure.       |
|            | of Technology and an MBA from Emory        |                   |
|____________| University.                                | "Ideally, for a   |
 ____________                                             | true 'win-win'    |
|            | Timothy R. Barnes, 38, Vice President and  | situation, such   |
|            | Chief Financial Officer, joined Excal in   | commitments are   |
|            | August 1995 in his present position.       | long-term and     |
|  PHOTO OF  | Previously, he spent more than 10 years    | that means the    |
|            | with Medcross, Inc., serving in a variety  | people involved   |
| TIMOTHY R. | of financial and administrative positions, | share similar     |
|            | most recently as Senior Vice               | attitudes and     |
|  BARNES    | President/CFO. A CPA, he earlier served as | levels of         |
|            | a consultant in management and advisory    | professionalism.  |
|            | services at Cherry, Bekaert & Holland and  | Our goal is to    |
|            | as an auditor at Arthur Young & Company.   | provide an ideal  |
|            | He earned a bachelor's degree from the     | combination of    |
|____________| University of South Florida.               | first-class       |
 ____________                                             | office space and  |
|            | W. Aris Newton, 43, is a Director and Vice | managment         |
|            | President of Excal Enterprises, Inc. and   | expertise in      |
|  PHOTO OF  | President of Imeson Center, Inc. He has    | Imeson Center     |
|            | been a director since January 1992, Vice   | and Excal."       |
|  W. ARIS   | President since April 1993 and is a member |                   |
|            | of the Board's audit committee. He has     | W. ARIS NEWTON    |
|  NEWTON    | served as an employee in manufacturing and |                   |
|            | sales related capacities since 1988.       |                   |
|            | Previously, he owned and operated Choate   |                   |
|            | Newton Fertilizer Company from 1984 to     |                   |
|____________| 1988. He attended Clemson University.      |                   |
 ____________                                             |                   |
|            | Scott Glasscock, 37, is General Manager of |                   |
|            | the Company's Automotive Division, a       |                   |
|  PHOTO OF  | position he has held since being hired by  |                   |
|            | Excal in January 1995. Previously, he      |                   |
|   SCOTT    | served in various positions at Gould       |                   |
|            | Pumps, Inc. where he was    responsible    |                   |
| GLASSCOCK  | for all aspects of customer service, field |                   |
|            | service and territory growth, among other  |                   |
|            | things. He has a bachelor of industrial    |                   |
|            | engineering degree from the Georgia        |                   |
|____________| Institute of Technology.                   |___________________|

 ______________________  Challenges
|                      |
|  A report to the     | These are indeed interesting and exciting times for
|  Shareholders and    | Excal. However, the Company also faces a number of
|  Friends of Excal    | major challenges.
|  Enterprises, Inc.   |
|    ==============    | The primary obstacle to our continued success has
|                      | been the criticisms and complaints by small groups
| Stock Trading        | of dissident shareholders. As you know, we recently
| Information:         | reached an agreement with the second group to mount
|(As of August 2, 1996)| such an attack, allowing management to return our
|                      | focus and resources to growing Excal. But once
|Traded: OTC           | again, valuable time and energy was diverted from
|        Bulletin Board| our primary goal to deal with issues and questions
|                      | that we feel were largely unnecessary, unwarranted
|Symbol: EXCL          | and unproductive.
|                      |
|Recent                | The last time that we faced a similar situation was
|Price:  2-5/16        | more than two years ago. Our response was to answer
|                      | these coercive tactics with a Shareholder Rights
|52-Week:              | Plan specifically designed to protect the rights of
|  High: 2-13/16       | the majority of Excal shareholders. The Plan worked
|   Low: 1-1/4         | well then, effectively bringing an end to the
|                      | actions by that minority group.
|Shares                |
|Outstanding: 4,666,866| For the most part, the Plan served us well during
|                      | our encounter with the second group, too. But the
|    ==============    | fact that management was forced into yet another
|                      | time-consuming and expensive defense of the
|Excal Enterprises, Inc| majority's rights, even at a time when Excal is
|                      | operating at peak performance and enjoying its
|                      | healthiest financial picture in years, convinced us
|    W. Carey Webb     | that additional protective measures are necessary.
|   President & CEO    |
|                      | Meeting the Challenge
|  Timothy R. Barnes   |
| Vice President & CFO | Commenting on the decision by the Board of Directors
|                      | to seek shareholder support for the need for further
|100 North Tampa Street| measures aimed at discouraging future dissident
|     Suite 3575       | actions, President and CEO W.Carey Webb, said, "The
| Tampa, Florida 33602 | specifics of the steps that we recommend you take to
|     813/224-0228     | protect your interests are explained in the body of
| Fax:813/227-9056     | the proxy solicitation document that is the major
|                      | portion of this mailing. But the basic goal is to
|    ==============    | enhance the continuity and stability of the
| This brochure was    | Company's policies in the future.
| prepared by Excal    |
| Enterprises, Inc. for| "In conclusion, let us again thank the vast majority
| information          | of you for the support you have given us over the
| purposes only and is | past two years. We have tried our best to make sure
| not an offer or a    | that we have earned that support, and the result to
| solicitation with    | date is a financially strong, operationally sound,
| respect to the       | clearly focused company with an ambitious growth
| purchase or sale of  | strategy that should produce solid results for us
| company securities.  | all."        ______________________________
|                 8/96 |             |                              |
|______________________|             |    EXCAL ENTERPRISES LOGO    |
                                     |______________________________|


                                   APPENDIX
                             TABULAR GRAPH INFORMATION

GRAPH A - STOCKHOLDERS' EQUITY
FISCAL YEAR ENDS      AMOUNT
JUNE 30, 1986      $1,101,120
JUNE 30, 1993     $(6,623,616)
JUNE 30, 1996      $9,062,279


GRAPH B - ASSETS VS. LIABILITIES
FISCAL YEAR ENDS       ASSETS       LIABILITIES
JUNE 30, 1986       $1,850,696        $749,576
JUNE 30, 1993      $10,085,276     $16,708,892
JUNE 30, 1996      $12,291,368      $3,229,089


GRAPH C - TOTAL ASSETS
FISCAL YEAR ENDS       AMOUNT
JUNE 30, 1986       $1,850,696
JUNE 30, 1993      $10,085,276
JUNE 30, 1996      $12,291,368


GRAPH D - TOTAL LIABILITIES
FISCAL YEAR ENDS       AMOUNT
JUNE 30, 1986         $749,576
JUNE 30, 1993      $16,708,892
JUNE 30, 1996       $3,229,089


GRAPH E - PROPERTY, PLANT & EQUIP.
FISCAL YEAR ENDS       AMOUNT
JUNE 30, 1986       $1,513,147
JUNE 30, 1993       $8,115,625
JUNE 30, 1996       $7,659,850


GRAPH F - STOCK PRICE
MONTH ENDED               HIGH       LOW     CLOSE
JUNE 30, 1993            $0.45     $0.22     $0.22
JUNE 30, 1994            $1.25     $0.38     $1.00
JUNE 30, 1995            $1.44     $1.25     $1.25
JUNE 30, 1996            $2.69     $2.31     $2.43